UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 1, 2022

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176

(State or other jurisdiction		(I.R.S. Employer
of incorporation)	(Commission File Number)	Identification Number)

100 Summer Street, Suite 2300
Boston, Massachusetts	02110

(Address of principal
executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2022, Ironwood Pharmaceuticals, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for the Annual Meeting are as follows:

1.	The stockholders elected nine director nominees, each to serve on the board of directors of the Company for a one-year term extending until the 2023 Annual Meeting of Stockholders, or until their successor is duly elected and qualified or until their death, resignation or removal, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Votes
Mark Currie, Ph.D.	124,194,538	1,861,128	8,607,404

Alexander Denner, Ph.D.	110,124,845	15,930,821	8,607,404

Andrew Dreyfus	123,861,550	2,194,116	8,607,404

Jon Duane	123,824,380	2,231,286	8,607,404

Marla Kessler	124,267,311	1,788,355	8,607,404

Thomas McCourt	124,283,419	1,772,247	8,607,404

Julie McHugh	115,594,759	10,460,907	8,607,404

Catherine Moukheibir	123,133,420	2,922,246	8,607,404

Jay Shepard	124,291,787	1,763,879	8,607,404

2.	The stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, based on the following votes:

For	Against	Abstain	Broker Non-Votes
122,270,676	3,391,424	393,566	8,607,404

3.	The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022, based on the following votes:

For	Against	Abstain	Broker Non-Votes
131,874,759	2,678,511	109,800	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 3, 2022	By:	/s/ Sravan K. Emany
Name: Sravan K. Emany
Title: Senior Vice President, Chief Financial Officer